Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brandon B. Smith, Senior Vice President, General Counsel and Corporate Secretary of Tenneco Inc., Matti Masanovich, Executive Vice President and Chief Financial Officer of Tenneco Inc., and John S. Patouhas, Vice President and Chief Accounting Officer of Tenneco Inc., and each or any one of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8 of Tenneco Inc., and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

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IN WITNESS WHEREOF, the undersigned has signed below as of this 6th day of November, 2020.

/s/ Roy V. Armes
Name: Roy V. Armes Title: Director

/s/ Thomas C. Freyman
Name: Thomas C. Freyman Title: Director

/s/ Denise Gray
Name: Denise Gray Title: Director

/s/ Brian J. Kesseler
Name: Brian J. Kesseler Title: Director, Chief Executive Officer

/s/ Dennis J. Letham
Name: Dennis J. Letham Title: Chairman and Director

/s/ James S. Metcalf
Name: James S. Metcalf Title: Director

/s/ Aleksandra A. Miziolek
Name: Aleksandra A. Miziolek Title: Director

/s/ Charles K. Stevens, III
Name: Charles K. Stevens, III Title: Director

/s/ Jane L. Warner
Name: Jane L. Warner Title: Director